                                                                   EXHIBIT 10.11


                                          *CONFIDENTIAL PORTION HAS BEEN OMITTED
                                        AND FILED SEPARATELY WITH THE COMMISSION


MSU (UK) LTD DEVELOPMENT AND LICENSING AGREEMENT.

THIS AGREEMENT IS MADE ON THE 22ND DAY OF JULY 1994

BETWEEN:

1) MSU (UK) LIMITED, a United Kingdom registered company whose registered office is situated at 270, Upper 4th Street, Witan Gate West, Central Milton Keynes, MK9 1DP, United Kingdom ("MSU") : AND

2) TXC CORPORATION. 5F, No.16, SEC.2 Chung Yang S Road, Peitou, Taipei, Taiwan R.O.C. (THE "CLIENT")

WHEREAS:

A) MSU is inter alia a computer and ASIC design and development company and Client are manufacturers and distributors of computer based products.

B) MSU is the beneficial owner of the intellectual property rights in the Chipset design and has agreed to grant to Client a license of that technology.

C) MSU has agreed to develop for Client a Video CD Player as defined and to supply on an on going basis the Chipset as defined.

D) MSU has agreed to develop an Upgrade as defined in the form of a Module that can be connected to the Video CD Player.

OPERATIVE PROVISIONS.

1) DEFINITIONS.
                *CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
                         SEPARATELY WITH THE COMMISSION

         1.1.1:           "BANK" shall mean MSU bankers,      *

         1.1.2: "CHIPSET" shall mean MSU's Trademark Chipset known as Wynpeg, full particulars of which are set ut for identification purposes only in the First Schedule attached hereto entitled "Wynpeg Chipset."

         1.1.3: "VCD COMPLETION DATE" shall mean the earlier of the delivery and acceptance of the production ready Video
                          Cd Player of the        1994.

         1.1.4: "UPGRADE COMPLETION DATE" shall mean the earlier of the delivery and acceptance of the production ready
                          Upgrade Module unit or the        1994.

                                     (2)

                                          *CONFIDENTIAL PORTION HAS BEEN OMITTED
                                        AND FILED SEPARATELY WITH THE COMMISSION


         1.1.5:           "FINAL PAYMENT" shall mean the sum of         pounds
                          sterling due to MSU on the Upgrade Completion Date.

         1.1.6: "FIXED ORDER SCHEDULE" shall mean the 3 month Fixed Order Schedule of the 6 month rolling forecast to be provided by Client to MSU.

         1.1.7: "VIDEO CD PLAYER" shall mean a multi functional CD based machine full details of which are set out in
                          Schedule 2 hereto entitled "Description of the Generic Compact Disc System.

         1.1.8: "UPGRADE" shall mean an Upgrade Module to the Video CD Player full details of which are set out in
                          Schedule 3 hereto entitled "Generic CD Multimedia & games Upgrade Cartridge."

         1.1.9:           "NET SELLING PRICE" shall mean US $    *     for
                          orders of 1,000 units or greater of the Chipset.


                *CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION.


         1.1.10: "PRICE" shall be the price per unit of the Chipset calculated as to the Net Selling Price plus the Royalty.

         1.1.11: "PRODUCT" shall mean the product developed and built to the Specification.

         1.1.12: "TRADEMARK" shall mean the Trademark "Wynpeg" of which MSU is the beneficial owner.

                               *CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
                                       SEPARATELY WITH THE COMMISSION.

         1.1.13:        "ROYALTY" shall mean the royalty of US$  *   per unit
                        of the Chipset.

         1.1.14: "SPECIFICATION" shall mean the Specification of the Product to be developed by MSU as detailed in
                        Schedule 2 hereto attached.

         1.1.15: "SPECIFICATION CHANGES" shall mean any changes to the Specification requested by clienT.


1.2: Any reference in this agreement includes telex, cable, facsimile transmission or any comparable means.

1.3: The headings in this agreement are for convenience only and shall not affect its interpretation.

                                      (3)

                                          *CONFIDENTIAL PORTION HAS BEEN OMITTED
                                        AND FILED SEPARATELY WITH THE COMMISSION

                 PART 1

         PRODUCT DEVELOPMENT

2.       DEVELOPMENT CHARGES

         In consideration of MSU designing, developing and delivering to Client a production ready unit of the Video CD Player by the VCD Completion
         Date, Client will pay to MSU the sum of      *        pounds sterling
         upon the following dates:

                *CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE  COMMISSION

                 2.1:     Upon execution of this agreement the sum of   *
                          pounds sterling.

                 2.2:     Upon the VCD Completion Date the sum of    *
                          pounds sterling.

         In consideration of MSU designing, developing and delivering to Client a production ready unit of the Upgrade Module by the Upgrade
         Completion Date, Client will pay to MSU the sum of       *
         pounds sterling upon the following dates:

                *CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
                         SEPARATELY WITH THE COMMISSION

                 2.3:     Upon commencement of the Upgrade Module Development
                          the sum of               *    pounds sterling.

                 2.4:     Upon the Upgrade Completion date the sum of    *
                          pounds sterling.

         The development will be carried out according to the Milestones in
Schedule 5 attached.

                *CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
                         SEPARATELY WITH THE COMMISSION

3)       THE FINAL PAYMENT of       *       pounds sterling referred to in
clause 2.4 shall be paid to MSU by the Client upon the Upgrade Completion Date.

In the event of any Specification Changes being requested by the Client prior to the Completion Date, the parties shall agree what further period and costs may reasonably be required for the development and implementation of any such changes. If such an agreement cannot be achieved, MSU shall have no obligations beyond those provided for by this agreement.

4)       DESIGN QUALITY STANDARDS.

The developed unit will comply in all respects with the Specification, shall be of a standard of quality and reliability for mass production, and capable of obtaining FCC/EMI and UL approval.

                                      (4)



5)       TECHNICAL SUPPORT.

MSU will provide a telephone support line for hardware related technical problems for a period of 6 months following Completion Date. MSU will supply the services of suitably qualified personnel to visit the Client for technical support purposes at Client's cost and expense.

6)       PRODUCTION SUPPORT.

MSU will supply free of charge to the Client functional test software for production purposes.

                 PART 2

7)       CHIPSET TERMS.


         7.1: MSU agrees to sell and the Client agrees to buy the Chipset on the terms set out in this agreement. The Video CD Player shall incorporate the Chipset which is proprietary to MSU and protected inter alia by the Trademark.

         7.2: The Price shall include the Royalty for each Chipset supplied for use in the Video CD Player over and above the Net Selling Price.

         7.3: In the event of any increase in Chipset manufacturing costs to MSU, the Net Selling Price shall increase by a like amount.


8)       CHIPSET LICENCE.


         8.1: TXC will be and hereby are licensed to sell the Chipset for incorporation in the Video CD Player, subject to all chip supplies for use by TXC and its sub-licencees being made via MSU or its authorised chip fabrication plants.

         8.2: In the event that TXC is able to obtain an upfront licence fee from any of its sub-licencees for the Video CD Player incorporating the Chipset, such upfront licence fees shall be shared equally between TXC and MSU after deduction of relevant TXC expenses.

         8.3: Where a TXC sub-licencee of the Video CD Player requires any further development to the base products or Chipset, such development work will be carried out by MSU. TXC may choose to add a margin to any agreed development fee quoted by MSU for the work.

                                      (5)


         8.4: For the purposes of clarification, TXC is granted a non-exclusive licence to sell the Chipset only to sub-licencees for use in a Video CD Player based product. TXC shall provide MSU with the names of all sub-licencees to whom the Chipset is supplied to enable MSU to comply with its own licencing restrictions.

9)       CHIPSET USE.

The Client will not, without the prior written consent of MSU, by itself, its servants, or agents or licencees or otherwise, incorporate the Chipset into any Product or range of products other than the Video CD Player.

10)      GUARANTEE.

MSU guarantee that all Chipsets supplied to the client will be defect free and 100% functional in the Video CD Player. MSU agrees to accept return of the defective Chipsets from the Client for replacement, provided that these Chipsets have been tested and identified as failed prior to board insertion.

11)      IMPROVEMENTS.


         11.1: If MSU shall at any time after the date of this agreement make any material improvement to the Chipset, it will forthwith notify the Client of the nature of such improvement.

         11.2: If the improvement can be incorporated without any increase in manufacturing base cost to MSU, the Client shall be granted a licence to those improvements which shall be incorporated into the Chipset.

         11.3: If such improvement can only be incorporated by an increase in manufacturing base cost to MSU, the Client shall be given the option to negotiate and agree a revised Net Selling Price in relation to the improved Chipset.


12)      PAYMENT TERMS AND INVOICING.

         Payment by the Client of development fees pursuant to clause 2 of this agreement shall be made by telegraphic transfer on the due date to the Bank. Payment for the supply of the Chipset shall be by irrevocable transferable documentary credit opened against the Fixed Order Schedule payable on sight and drawn up in terms acceptable to MSU.

13)      ORDERS AND DELIVERY.

         13.1: The Client will supply MSU, on a monthly basis, with a rolling 6 month forecast of Client's requirements of the Chipset. During the first 3 months of such forecast, the

                                      (6)

                                *CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
                                                  SEPARATELY WITH THE COMMISSION


                 Fixed Order Schedule shall be firm as to volume. In the event of the Client from time to time requiring an accelerated lead time and/or Chipsets in excess of the Fixed Order Schedule, MSU shall provide such services upon mutually agreed terms and conditions.

         13.2:   The Client may order Chipsets in quantities of 1,000 units per
                 single order at a Net Selling Price of US$ *   .  The Client
                 estimates annual volumes of         units.

                *CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
                         SEPARATELY WITH THE COMMISSION

         13.3: Delivery dates or periods specified in orders accepted by MSU shall be firm, provided that MSU is in possession of all information and documentation necessary to fulfill such orders in a timely manner and without interruption.

         13.4: MSU anticipates a delivery lead time of 16 weeks from Fixed Order Schedule, however exact delivery times may vary.

         13.5: Delivery of the Chipset shall be ex-works. Title and risk in the Chipset shall pass to the Client on delivery.

         13.6: MSU will make every effort to source the Intel 870376PX Chip and include this in the Chipsets to be supplied to the Client at a price to be agreed.

14)      INTEREST.

         In the event that either party fails to make any payment to the other on the due date, then, without prejudice to any other claims that the parties may have against each other, the sum due shall bear interest from the due date until payment is made in full at 2% per annum above the London base rate of Barclays Bank Plc.

15)      FORCE MAJEURE.

         15.1: If either party wishes to claim force majeure, it shall promptly notify the other party in writing of its nature.

         15.2: Notwithstanding any other provision of this agreement, neither party shall be deemed to be in breach of this agreement or otherwise be liable to the other for delay in performance or the non-performance of any of its obligations to the extent that the delay or non-performance is due to any circumstance beyond its reasonable control, including, but not limited to, acts of God, war, riots, embargo, failure of suppliers, labour stoppages, act of civil and military authority, fire, floods, earthquakes and accidents.

                                      (7)

                                *CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
                                                  SEPARATELY WITH THE COMMISSION

16)      PROPRIETARY INFORMATION.

         All proprietary information and any copies thereof are and will remain the property of the disclosing party.

17)      LIMITATION OF LIABILITY.

         17.1: The following provisions set out MSU's entire liability (including any liability for the acts and omissions of its employees) to the Client in respect of:

                 17.1.1: any breach of its contractual obligations relating to the performance of this agreement.

                 17.1.2.: any representation, statement of tortious act or
                          omission, including negligence arising under or in connection with the performance of this agreement.

         17.2:   Any act or omission on the part of MSU falling within clause
                 16.1 above shall for the purpose of this clause be known as an "Event of Default".

         17.3    MSU's liability to the Client for death or injury resulting
                 from its own or that of its employees' negligence shall      *
                 .

                *CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

         17.4: Subject to the limit set out in clause 17.5 below, MSU shall accept liability to the Client in respect of damage to the tangible property of the Client resulting from the negligence of MSU or its employees.

         17.5: Subject to the provisions of clause 17.3, MSU's entire liability in respect of any Event of Default shall be limited to damages of an amount equal to:

                *CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED
                        SEPARATELY WITH THE COMMISSION

                 17.5.1:  US$     *     in the case of an Event of Default
                          falling within clause 17.4 and;

                 71.5.2:  US$      *      in the case of any other Event of
                          Default.

         17.6 Subject to clause 16.3 above, MSU shall not be liable to the Client in respect of any Event of Default of loss of profits, goodwill or any type of special indirect or consequential loss (including loss or damage suffered by the Client as a result of an action brought by a third party) even if such loss was reasonably foreseeable or MSU has been advised of the Client incurring the same.

         17.7: If a number of Events of Default give rise substantially to the same loss, then they shall be regarded as giving rise to only one claim under this agreement.

                                     (8)



         17.8: Nothing in his clause 16 shall confer any right or remedy upon the Client to which it would not otherwise be legally entitled.

18)      TERM.

         18.1: This agreement shall come into force on the date of the signature and subject to the following provisions of this clause, shall continue in force for a period of 2 years certain and thereafter until terminated on not less than 3 months prior written notice by either party to the other taking effect not earlier than the end of the said term certain.

         18.2: Either party shall be entitled forthwith to terminate this agreement by written notice to the other if:

                 18.2.1: that other commits any continuing or material breach of any of the provision of this agreement and in the case of such a breach which is capable of remedy, fails to remedy the same within 28 days after receipt of written notice from the other party giving full particulars of the breach and requiring it to be remedied or;

                 18.2.2: anyone takes legal possession or a receiver is appointed over any of the property or assets of that other or;

                 18.2.3: that the other makes any voluntary arrangement with its creditors or becomes subject to an Administration Order or;

                 18.2.4: that any party goes into liquidation (other than a voluntary liquidation) for the purpose of an amalgamation, re construction or other reorganisation and in such a manner that the company resulting from the reorganisation effectively agrees to be bound by or to assume the obligations imposed on that other under this agreement or;

                 18.2.5: that the other ceases or threatens to cease to carry on business;

                 18.2.6: the party wishing to rely on any of the above events reasonably apprehends that any of the above events is about to occur in relation to the other and notifies the other accordingly.

         18.3: Any waiver by either party of a breach of any provision of this agreement shall not be considered a waiver of any subsequent breach of the same or any other provision.

                                      (9)


         18.4: The right to terminate this agreement given by this clause shall not prejudice any other right or remedy of either party in respect of the breach concerned (if any) or any other breach.

         18.5: Upon termination of this agreement for any reason, subject as otherwise provided in this agreement, and to any rights or obligations which have accrued prior to termination, neither party shall have any further obligation to the other under this agreement.

         18.6: In the event of termination or expiration of this agreement, the provisions of sections 9, 17 and 20 shall survive and continue in full force and effect.

19)      NATURE OF THE AGREEMENT.

         19.1: This agreement is personal to the parties and neither of them may without the written consent of the other, assign, mortgage, charge (other than by floating charge), or dispose of any of its rights or obligations under this agreement.

         19.2: Nothing in this agreement shall create or be deemed to create a partnership between the parties.

         19.3: This agreement contains the entire agreement between the parties with respect to its subject matter and may not be modified, except by an instrument in writing signed by the parties or their duly authorised representatives.

         19.4: This agreement shall be governed by and construed in all respects in accordance with the laws of England and Wales and the parties submit to the exclusive jurisdiction of the English courts.

20)      NOTICE AND SERVICE.

         20.1: Any notice required to be given by any of the parties under this agreement may be left at or sent by prepaid first class post to the registered office from time to time of the addressee or the address of the addressee as set out in this agreement or such other address as the addressee may from time to time have notified in writing for the purpose of this clause and each of the parties shall within 7 days of any change of address notify the other thereof in writing.

         20.2: Any notice shall have been deemed to have been received at the time that it was so left.

         20.3: Any notice sent by post shall be deemed to have been received 10 days after the date upon the registration receipt provided by the relevant postal authority.

                                      (10)

         20.4: Any notice may also be sent by telex or facsimile transmission and any such transmission shall be deemed to have been received 1 hour after the time of transmission if transmitted before 4pm on a working day, but otherwise at 9am on the next working day.

         20.5: For the purpose of this clause, working day means any other day other than a Saturday, Sunday or public holiday.

21)      AUTHORITY TO EXECUTE.

         Each individual executing this agreement on behalf of either party hereby represents and warrants that he has been fully empowered to execute this agreement and that all necessary action to authorise the execution of this agreement has taken place.



SIGNED ON THE 22ND DAY OF JULY 1994 BY THE DULY AUTHORISED SIGNATORIES OF BOTH PARTIES HERETO:

   /S/
-------------------------------------
FOR AND ON BEHALF OF MSU (UK) LTD.

   /S/
-------------------------------------
FOR AND ON BEHALF OF TXC CORPORATION.